EXHIBIT 10.5

[FORM OF AMENDED AND RESTATED KANEB NOTE]

SECOND AMENDED AND RESTATED PROMISSORY NOTE
CONVERTIBLE INTO COMMON STOCK
OF
WT HOLDINGS CORPORATION

May __, 2006

Due July 20, 2006	$__________

For value received, WT HOLDINGS CORPORATION (formerly Fortune Entertainment Corporation), a Delaware corporation (the “Maker”), hereby promises to pay ______________ (collectively, with its successors, representatives, and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of $________ together with interest thereon.

This Note hereby amends and restates that certain 5% promissory note in the principal amount of $____ dated November 21, 2005 (“Assumed Note”) issued to ___________ (“Assignor”). This Note is issued in connection with the assignment of $________ in principal and $_______ in accrued interest under the Assumed Note from Assignor to Holder. The Maker has delivered this Note to Holder following the Maker’s receipt of the Assumed Note. This is one of a series of ____ (__) promissory notes issued to the Holder which collectively represent 100% the principal and interest amounts owed under the Assumed Note as of this date; this note represents ___% of such principal and interest amount.

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder set forth in Section 4.1 herein. The outstanding principal balance of this Note shall be due and payable on July 20, 2006 (the “Maturity Date”) or at such earlier time as provided herein.

ARTICLE I

Section 1.1  Debt Assignment. This Note has been executed and delivered in connection with the assumption of the Assumed Note by Holder from the Assignor. Maker acknowledges that the amendment and restatement of this Note is a condition to all such assumptions.

Section 1.2  Interest. Beginning on the date of this Note (“Interest Commencement Date”), the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to five percent (5%), payable in cash. Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Interest Commencement Date. Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), then to the extent permitted by law, the Maker will pay interest to the Holder, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default of the lesser of twenty-five percent (25%) and the maximum applicable legal rate per annum.

ARTICLE II
EVENTS OF DEFAULT; REMEDIES

Section 2.1  Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a)  the Maker shall fail to make the payment of any amount of principal or interest outstanding on the date such payment is due hereunder; or

(b)  the Maker shall fail to (i) timely deliver the shares of common stock upon conversion of the Note as provided for herein, or (ii) make the payment of any fees and/or liquidated damages under this Note; or

(c)  the Maker shall be in default in the performance or observance of (i) any material covenant, condition or agreement contained in this Note and such default is not fully cured within five (5) business days after the occurrence thereof; or

(d)  the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as amended, the “Bankruptcy Code”) or under the comparable laws of any jurisdiction, (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction, or (vi) take any action under the laws of any jurisdiction analogous to any of the foregoing; or

(e)  the Maker shall be in breach of or default under the terms, provisions, conditions or provisions of any other agreement to which the Maker and Holder are parties including such agreements in existence as of the date hereof and those agreements executed by the parties hereafter; or

(f)  the Maker shall be in default under any other promissory note or any other payment obligation in whatever form made by the Maker in excess of $2,500; or

(g)  a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction against the Maker or action under the laws of any jurisdiction analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days.

Section 2.2  Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; (b) demand that the principal amount of this Note then outstanding and all accrued and unpaid interest thereon shall be converted into shares of Common Stock at a Conversion Price per share calculated pursuant to Section 3.1 hereof, or (c) exercise or otherwise enforce any one or more of the Holder's rights, powers, privileges, remedies and interests under this Note or applicable law. In addition, the applicable rate of interest shall be adjusted pursuant to Section 1.2.

ARTICLE III
CONVERSION; ANTIDILUTION

Section 3.1  Conversion Option. At any time on or after the Issuance Date, this Note shall be convertible (in whole or in part), at the option of the Holder (the “Conversion Option”), into such number of fully paid and non-assessable shares of common stock of the Maker (the “Common Stock”) as is determined by dividing (x) that portion of the outstanding principal balance and any interest due under this Note as of the conversion date (the “Conversion Date”) that the Holder designates as its conversion date in a duly executed written notice of conversion delivered to the Maker in a form substantially the same as that attached hereto (the “Conversion Notice”) by (y) the Conversion Price (as hereinafter defined) then in effect on the Conversion Date, provided, however, that the Conversion Price shall be subject to adjustment as described in Section 3.5 below. The Holder shall deliver this Note to the Maker at the address set forth in Section 4.1, at such time that this Note is fully converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of each Conversion Date.

Section 3.2  Conversion Price. The conversion price (the “Conversion Price”) shall equal $_________ per share, subject to adjustment as described under Section 3.5 hereof. Notwithstanding any adjustment hereunder, at no time shall the Conversion Price be greater than $___________ per share except if it is adjusted pursuant to Section 3.5 hereof.

Section 3.3  Mechanics of Conversion. Not later than three (3) Trading Days after any Conversion Date, the Maker shall deliver to the Holder by express courier a certificate or certificates which shall be free of restrictive legends and trading restrictions representing the number of shares of [Common/Preferred] Stock being acquired upon the conversion of this Note (the “Delivery Date”).

Section 3.4  Ownership Cap and Certain Conversion Restrictions. Notwithstanding anything to the contrary set forth in Section 3 of this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock of the Maker outstanding at such time; provided, however, that upon the Holder providing the Maker with a written notice that the Holder wishes to waive Section 3.4 of this Note with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3.4 shall be of no force or effect within 61 days of such notice.

Section 3.5  Adjustment of Conversion Price.

(a)  The Conversion Price shall be subject to adjustment from time to time as follows:

(i)  Adjustments for Stock Splits and Combinations. If the Maker shall at any time or from time to time after the Issuance Date effect a stock split or combination of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split or combination shall be proportionately decreased or increased, as appropriate.

(ii)  Adjustments for Certain Dividends and Distributions. If the Maker shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, the applicable Conversion Price then in effect by a fraction:

(1)     the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2)     the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii)    Adjustment for Other Dividends and Distributions. If the Maker shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Maker which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 3.5(a)(iii) with respect to the rights of the holders of this Note and the Other Notes; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(iv)     Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.5(a)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.5(a)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v)     Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Maker (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 3.5(a)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 3.5(a)(iv)), or a merger or consolidation of the Maker with or into another corporation where the holders of outstanding voting securities prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Maker's properties or assets to any other person (a “Corporate Transaction”), then as a part of such Corporate Transaction an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities or property of the Maker or any successor corporation resulting from Corporate Transaction. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.5(a)(v) with respect to the rights of the Holder after the Corporate Transaction to the end that the provisions of this Section 3.5(a)(v) (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note and the Other Notes) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(vi)     Adjustments for Issuance of Additional Shares of Common Stock. In the event the Maker, shall, at any time, from time to time, issue or sell any shares of additional shares of common stock (otherwise than as provided in the foregoing subsections (i) through (v) of this Section 3.5(a) or pursuant to Common Stock Equivalents (hereafter defined) granted or issued prior to the Issuance Date) (“Additional Shares of Common Stock”), at a price per share less than the Conversion Price then in effect or without consideration, then the Conversion Price upon each such issuance shall be adjusted to the price equal to the consideration per share paid for such Additional Shares of Common Stock.

(b)  No Impairment. The Maker shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 3.5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder against impairment.

(c)  Issue Taxes. The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(d)  Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal to the product of such fraction multiplied by the average of the closing bid prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Conversion Date.

(e)  Reservation of Common Stock. The Maker shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and all interest accrued thereon; provided that the number of shares of Common Stock so reserved shall at no time be less than the number of shares of Common Stock for which this Note and all interest accrued thereon are at any time convertible. The Maker shall increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker’s obligations under this Section 3.5(e).

ARTICLE IV
MISCELLANEOUS

Section 4.1  Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or facsimile number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Any notice to the Maker shall be sent to:

WT Holdings Corporation
Attention: Ke Huang
Room 402-404, 4/F, Allied Kajima Building
138 Gloucester Road
Wanchai, Hong Kong

With a copy to:

Edgar D. Park, Esq.
Richardson & Patel LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, CA 90024
Fax: (310) 208-1154

Any notice to the Holder shall be sent to:

_________________________
_________________________
_________________________

Section 4.2  Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 4.3  Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative. The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 4.4  Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 4.5  Amendments. This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

Section 4.6  Consent to Jurisdiction. Each of the Maker and the Holder hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Central District of California and the courts of the State of California located in Los Angeles county for the purposes of any suit, action or proceeding arising out of or relating to this Note Each of the Maker and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. EACH PARTY HEREBY WAIVES TRIAL BY JURY.

Section 4.7  Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 4.8  Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands' and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

Section 4.13    Certain Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Trading Day” means a day in which the Common Stock is traded in the over-the-counter market, as reported by the NASD OTC Bulletin Board or such other exchange on which the Common Stock is then traded.

[Signature Page Follows]

IN WITNESS WHEREOF, the Maker has executed this Amended and Restated Convertible Promissory Note as of the day and year first above written.

WT HOLDINGS CORPORATION

By:

Ke Huang Chief Executive Officer

FORM OF

NOTICE OF CONVERSION

(To be completed and executed by the Holder in order to convert the Note)

Reference is made to the Amended and Restated Convertible Promissory Note dated May __, 2006 issued to the undersigned note holder (“Note”). The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount and interest of the above Note into shares of Common Stock of WT Holdings Corporation (the “Maker”) according to the terms and conditions of the Note, as of the date written below.

Date of Conversion _____________________

Applicable Conversion Price $ ______________

Number of shares of Common Stock
beneficially owned or deemed beneficially
owned by the Holder on the Date of Conversion: ______________________

_________________________________
Name of Holder

_________________________________
Authorized Representative

_________________________________
Title

_________________________________
Signature

Address:

____________________________________________________________________

____________________________________________________________________

____________________________________________________________________